EXHIBIT 23.2

CONSENT OF DAVID ROSS, P.Geo.

I refer to the technical reports prepared by Roscoe Postle Associates Inc. (formerly Scott Wilson Roscoe Postle Associates Inc.) entitled “Technical Report on the Pozo Seco Mineral Resource Estimate, Cinco de Mayo Project, Chihuahua, Mexico” and dated September 10, 2010 and “Technical Report on the Upper Manto Deposit, Chihuahua, Mexico” and dated November 14, 2012 (the “Technical Reports”) that are referenced in the Registrant’s Annual Information Form (“AIF”) of MAG Silver Corp. for the fiscal year ended December 31, 2013, filed as Exhibit 99.1 to this Annual Report on Form 40-F with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. I was responsible for preparing, authoring and certifying the Technical Reports.

I hereby consent to reference to my name and to the use of the Technical Reports in the AIF filed as Exhibit 99.1 to this Annual Report on Form 40-F.

Sincerely,

/s/ “David Ross”
David Ross, P.Geo.
March 31, 2014